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PRELIMINARY COPIES
CONFIDENTIAL, FOR USE OF THE SECURITIES AND EXCHANGE COMMISSION ONLY CHIPCOM CORPORATION
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 12, 1995

THIS PROXY IS SOLICITED
ON BEHALF OF
THE BOARD OF DIRECTORS OF The Company


The undersigned, revoking all prior proxies, hereby appoint(s) John Robert Held, Robert P. Badavas and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Chipcom Corporation, a Delaware corporation (the "Company"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, on Thursday, October 12, 1995 at 9:00 a.m., local time, and at any postponements or adjournments thereof.
PROXY
PROXY
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I plan to attend
the meeting.
X
1. To approve and adopt an Agreement and Plan of Merger, dated as of July 26, 1995, among the Company, 3Com Corporation, a California corporation ("3Com"), and Chipcom Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of 3Com ("Sub"), pursuant to which, among other things, (i) Sub will be merged with and into the Company which will be the surviving corporation and
(ii) each share of common stock, $.02 par value per share, of the Company will be converted into the right to receive 1.06 shares of common stock, no par, of 3Com.
FOR
AGAINST
ABSTAIN
X
X
X
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for proposals 1 and 2. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.
2. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.
FOR
AGAINST
ABSTAIN
Dated:        , 1995
Signature
Signature if held jointly
Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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X
X
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